UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018 (August 15, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 15, 2018 (the “Closing Date”), pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 21, 2018, by and among WillScot Corporation, a Delaware corporation (the “Company”), the Company’s newly-formed acquisition subsidiary, Mason Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Modular Space Holdings, Inc., a Delaware corporation (“ModSpace”), and NANOMA LLC, solely in its capacity as the representative of the Holders (as defined therein), Merger Sub merged with and into ModSpace (the “Merger”) with ModSpace as the surviving entity in the Merger and continuing as an indirect subsidiary of the Company (the “Acquisition”). As consideration for the Acquisition, on the Closing Date, the Company (i) issued to the Holders 6,458,500 shares (the “Stock Consideration”) of the Company’s class A common stock, par value $0.0001 (the “Common Stock”), and warrants to purchase 10 million shares of Common Stock (the “ModSpace Warrants”), (ii) paid cash consideration of $1,063,750,000, including repayment of ModSpace indebtedness and subject to certain customary post-closing adjustments.

Warrant Agreement

On the Closing Date, the Company entered into a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”) governing the ModSpace Warrants. Each ModSpace Warrant entitles the holder thereof to purchase one share of Common Stock at an initial exercise price of $15.50 per share, subject to potential adjustment. The ModSpace Warrants are not exercisable or transferable, subject to certain exceptions set forth in the Warrant Agreement, until the six month anniversary of the Closing Date. Thereafter, the ModSpace Warrants are exercisable until November 29, 2022.

The foregoing description of the Warrant Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is attached as Exhibit 4.1 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, a registration rights agreement dated July 26, 2018 by and among the Company and certain of the Holders (the “ModSpace Investors”) who received the Stock Consideration and the ModSpace Warrants (the “Registration Rights Agreement”) became effective. The Registration Rights Agreement provides the ModSpace Investors with the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the Registration Rights Agreement grants the ModSpace Investors certain piggyback registration rights with respect to registration statements filed subsequent to the Closing Date. The Company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by the ModSpace Investors. The registration rights under the Registration Rights Agreement are subordinate to the registration rights granted to the investor parties to the Company’s existing amended and restated registration rights agreement, dated as of November 29, 2017.

Under the Registration Rights Agreement, prior to the six month anniversary of the Closing Date, (i) the ModSpace Investors agree to not sell, transfer or otherwise dispose of all or any portion of such Holder’s shares of Common Stock, except to a Permitted Transferee (as defined in the Registration Rights Agreement), and (ii) the Company agreed to file a registration statement, and to use its reasonable best efforts to cause it to become effective by the six-month anniversary, with respect to the ModSpace Warrants (including the Common Shares underlying the ModSpace Warrants) and the resale thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement Amendment

On the Closing Date, Williams Scotsman International, Inc. (“WSII”) and certain other subsidiaries of the Company entered into a third amendment (the “Third Amendment”) to their ABL credit agreement, dated as of November 29, 2017 (the “Credit Agreement”), among WSII, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent and collateral agent. The Third Amendment confirms the lenders’ obligations and gives effect to the first amendment to the Credit Agreement, entered into on July 9, 2018, and the second amendment to the Credit Agreement, entered into on July 24, 2018, to, among other things, (i) permit the Acquisition and the related incurrences of indebtedness by WSII and its subsidiaries to finance the Acquisition and to pay related transaction costs; (ii) increase the maximum revolving credit facility amount to $1.425 billion, consisting of a U.S. tranche of $1.285 billion and a Canadian tranche of $140.0 million, with an accordion feature allowing up to $1.8 billion of capacity; and (iii) increase certain thresholds, basket sizes and default and notice triggers to account for the increased size of the business of WSII and its subsidiaries following the Acquisition.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Third Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company and Merger Sub completed the ModSpace Acquisition pursuant to the Merger Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the ModSpace Acquisition is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 3, 2018 and August 6, 2018, Mason Finance Sub, Inc., a newly-formed finance subsidiary of WSII (the “Escrow Issuer”), completed private offerings of $200.0 million in aggregate principal amount of its senior unsecured notes due 2023 (the “Unsecured Notes”) and $300.0 million in aggregate principal amount of its 6.875% senior secured notes due 2023 (the “Secured Notes” and together with the Unsecured Notes, the “Notes”), respectively. In connection therewith, the Escrow Issuer entered into indentures with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), governing each of the Unsecured Notes (the “Unsecured Notes Indenture”) and the Secured Notes (the “Secured Notes Indenture,” and together with the Unsecured Notes Indenture, the “Indentures”).

On the Closing Date, the Escrow Issuer merged with and into WSII, with WSII as the surviving entity in such merger (the “Escrow Issuer Merger”). In connection with the Escrow Issuer Merger, on the Closing Date, WSII, each of WSII’s direct and indirect domestic subsidiaries and WSII’s parent, Williams Scotsman Holdings Corp. (“Holdings,” and together with the direct and indirect domestic subsidiaries of WSII (including the domestic entities acquired in the Acquisition), the “Note Guarantors”) and the Trustee entered into the first supplemental indenture to each Indenture pursuant to which WSII assumed all of the Escrow Issuer’s obligations and rights under each Indenture and the Note Guarantors unconditionally guaranteed the Notes.

On the Closing Date, WSII and the domestic entities acquired in the Acquisition also entered into the second supplemental indenture to the indenture dated November 29, 2017, by and among WSII, the guarantors party thereto and the Trustee to, among other things, join ModSpace and its domestic subsidiaries as guarantors of the 7.875% senior secured notes due 2022.

The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by the terms and conditions of the supplemental indentures, which are attached hereto as Exhibits 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 3.02                                           Unregistered Sale of Equity Securities.

On the Closing Date, as partial consideration for the Acquisition, the Company issued to the Holders (i) the Stock Consideration, consisting of 6,458,500 shares of Common Stock, and (ii) the ModSpace Warrants, consisting of warrants to purchase an aggregate of 10 million shares of Common Stock. The Stock Consideration and the ModSpace Warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Stock Consideration and the ModSpace Warrants is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Warrant Agreement, by and between WillScot Corporation and Continental Stock Transfer & Trust Company, as warrant agent, dated August 15, 2018.

10.1	Registration Rights Agreement, dated July 26, 2018, by and among WillScot Corporation and the investor parties named therein.

10.2

Third Amendment to the Credit Agreement, dated as of August 15, 2018, by and among Williams Scotsman International, Inc. (“WSII”), certain subsidiaries of WSII, Williams Scotsman Holdings Corp., the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.3	First Supplemental Indenture dated August 15, 2018, to the Indenture, dated August 3, 2018, by and among WSII, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

10.4	First Supplemental Indenture dated August 15, 2018, to the Indenture, dated August 6, 2018, by and among WSII, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

10.5

Second Supplemental Indenture, dated August 15, 2018, to the Indenture, dated November 29, 2017, by and among WSII, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: August 16, 2018		Name:	Bradley Bacon
		Title:	Vice President, General Counsel & Corporate Secretary